SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”) is made and entered into as of the 20th day of February, 2007, by and among Celsia Technologies, Inc., a Nevada corporation (the “Company”), Celsia Technologies UK Limited, a company formed under the laws of England and Wales (“Celsia UK”), Axiom Capital Management, Inc. (the “Agent”) and each other person or entity listed as a Secured Party on Schedule 1 attached to this Agreement, as such Schedule I shall be revised from time to time (the “Purchasers” and together with the Agent the “Secured Party”).

Recitals

WHEREAS, the Company desires to sell and issue Secured Convertible Promissory Notes in the aggregate principal amount of not less than Two Hundred Fifty Thousand Dollars ($250,000) and not more than One Million Dollars ($1,000,000) (individually, a “Convertible Note,” and collectively, the “Convertible Notes”);

WHEREAS, the Convertible Notes will be sold in multiple closings to the Purchasers pursuant to Securities Purchase Agreements between the Company and each Purchaser (each a “Purchase Agreement” and collectively the “Purchase Agreements”); and

WHEREAS, Secured Party has required, as a condition to purchasing the Convertible Notes, that Company grant Secured Party a first priority security interest in all of Company’s Collateral (as defined herein) and to that end has required the execution and delivery of this Agreement by Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in the Purchase Agreements, the parties hereto, intending to be legally bound, agree as follows:

1. Incorporation of Recitals. The foregoing Recitals are hereby incorporated herein in their entirety by this reference.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Convertible Notes. The following terms shall have the meanings set forth below:

“Collateral” shall mean (i) all Accounts; (ii) all Inventory; (iii) all Goods; (iv) all Equipment, Vehicles, furniture and Fixtures; (v) all Chattel Paper, Instruments, Documents, General Intangibles and Investment Property; (vi) all books and records (including, without limitation, customer lists, credit files, computer programs, print-outs and other computer materials and records) of the Company pertaining to any of the foregoing; (vii) the Pledged Securities; and (viii) Proceeds. The terms used herein to identify the Collateral but not otherwise defined herein shall have the respective meanings assigned to such terms as of the date hereof in the Uniform Commercial Code of the State of New York (the “New York UCC”).

“Obligations” means each and every debt, liability, and obligation of every kind and description arising under or in connection with the Convertible Notes which the Company may now or at any time hereafter owe to Secured Party.

“Permitted Liens” shall mean, collectively, the following: (i) liens for current taxes or other governmental or regulatory assessments which are not delinquent, or which are being contested in good faith by the appropriate procedures and for which appropriate reserves are maintained; (ii) liens in favor of Agent and/or the Secured Party; (iii) liens relating to trade payables incurred in the ordinary course of business, (iv) liens related to a Qualified Debenture Financing, and (v) liens consented to by the Required Majority.

“Proceeds” shall mean any consideration received from the sale, exchange, lease or other disposition of any asset or property which constitutes Collateral, any other value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral and all “proceeds” as defined in the New York UCC.

“Security Interest” has the meaning given in Section 3(b).

3. Security for Obligations; Pledge of Securities.

(a) This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, conversion, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 363(a) of the Bankruptcy Code, 11 U.S.C. §362(a)) of all obligations and liabilities of every nature of Company now or hereafter existing under or arising out of or in connection with the Convertible Notes and this Agreement and all extensions or renewals thereof, whether for principal, interest, (including, without limitation, interest that, but for the filing of a petition in bankruptcy with respect to Company, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Agent or any Secured Party as a preference, fraudulent transfer or otherwise (all such obligations of Company, together with the Obligations, being the “Secured Obligations”).

(b) Security Interest. As security for the payment or performance, as the case may be, of the Secured Obligations, the Company hereby creates and grants to the Agent, its successors and its assigns, for its own benefit and for the pro rata benefit of the Purchasers, their successors and their assigns, a security interest in the Collateral (the “Security Interest”). Without limiting the foregoing, the Agent is hereby authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest, naming the Company as debtors and the Secured Parties as secured parties. The Company agrees that Agent may file any appropriate document in the appropriate index or filing office as a financing statement for any of the items specified in this Agreement as part of the Collateral and the Company shall reimburse Agent for all fees and expenses associated with such filing, including but not limited to reasonable attorneys’ fees and expenses. In addition, the Company agrees to execute and deliver to the Agent, upon the Agent’s request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement in such form as the Agent may reasonably require to perfect a security interest with respect to said items. The Company shall pay all costs of filing such financing statements and any extensions, renewals, amendments, and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements that the Agent may reasonably require.

(c) Pledge of Subsidiary Shares. As collateral security for the payment and performance when due of all the Secured Obligations, but subject to the limitations set forth herein, (i) the Company hereby pledges, assigns, transfers and grants to the Agent for its benefit and the benefit of the Purchasers, a continuing first priority security interest in and to all of the right, title and interest of the Company in all of the shares of capital stock of Celsia UK owned by the Company (the “UK Pledged Securities”) and (ii) Celsia UK hereby pledges, assigns, transfers and grants to the Agent for its benefit and the benefit of the Purchasers, a continuing first priority security interest in and to all of the right, title and interest of Celsia UK in all of the shares of capital stock of Celsia Technologies Korea, Inc. owned by Celsia UK (the “Korean Pledged Securities” and, collectively with the UK Pledged Securities, the “Pledged Securities”). Prior to or upon the execution hereof, all certificates, agreements or instruments representing or evidencing the Pledged Securities shall have been delivered to and be held by or on behalf of Agent pursuant hereto. All certificated Pledged Securities shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to Agent and subject to any applicable law or regulations. The Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default and without notice to the Company or Celsia UK, to endorse, assign or otherwise transfer to or to register in the name of Agent or any of its nominees or endorse for negotiation any or all of the Pledged Securities, subject to any applicable law or regulations. In addition, the Agent shall have the right at any time to exchange certificates representing or evidencing the Pledged Securities for certificates of smaller or larger denominations.

(d) Certain Limitations. Notwithstanding anything to the contrary contained herein, (i) the term “Collateral” and “Pledged Securities” shall not include securities representing at any time more than 65% of the aggregate voting power of the capital stock or other equity interests of a “controlled foreign corporation,” as defined in Section 957 of the Internal Revenue Code of 1986, as amended, and (ii) nothing contained herein shall be deemed to constitute an assignment, pledge or encumbrance of any securities or leased equipment, intellectual property or general intangibles, including licenses thereof, to the extent that (A) they are not capable of being assigned, pledged or encumbered as a matter of law or under the terms of any license or other agreement applicable thereto or such assignment, pledge or encumbrance would invalidate the rights under terms of any license, lease or other agreements applicable thereto without the consent of the licensor thereof or other applicable party thereto, and (B) such consent has not been obtained (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law).

(e) Accounting Records. The Company agrees at all times to keep in all material respects accurate and complete accounting records with respect to the Collateral, including, but not limited to, a record of all payments and Proceeds received.

4. Representations and Warranties. Company represents and warrants as follows:

(a) Financing Statements. Except for the financing statements in favor of Secured Party, the Company agrees not to execute or authorize the filing of any financing statement in favor of any person, entity or governmental agency (whether federal, state or local) other than Secured Party as long as any portion of the Obligations evidenced by the Convertible Notes remain unsatisfied, other than with respect to Permitted Liens.

(b) Legal Name. Company’s exact legal name is as set forth in the first paragraph of this Security Agreement. Company shall not change its legal name or its form of organization without 30 days’ prior written notice to Secured Party.

(c) Title and Authority. Company has (i) rights in and good title to the Collateral (other than the Korean Pledged Securities) in which it is granting a security interest hereunder and (ii) the requisite corporate power and authority to grant to the Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained. Celsia UK has (i) rights in and good title to the Korean Pledged Securities and (ii) the requisite corporate power and authority to grant to the Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

(d) Security Interests. Except for Permitted Liens, the Company is the sole owner of the Collateral (except for the Korean Pledged Securities and non-exclusive licenses granted by the Company in the ordinary course of business), free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in accordance with the terms hereof. Except for Permitted Liens, Celsia UK is the sole owner of the Korean Pledged Securities, free and clear of any liens, security interests, encumbrances, rights or claims, and is fully authorized to grant the Security Interest in accordance with the terms hereof.

(e) Validity of Security Interest. The Security Interest constitutes a valid security interest in all of the Collateral for payment and performance of the Secured Obligations subject only to Permitted Liens and the limitations specifically set forth herein.

5. Covenants and Agreements. Company covenants and agrees as follows:

(a) Restrictions. Company agrees that until the Obligations shall have been satisfied in full, Company shall not, without the prior written consent of holders of a majority of the principal amount of the Convertible Notes then outstanding, assign, transfer, encumber or otherwise dispose of the Collateral, or any interest therein, other than in the ordinary course of business.

(b) Defense. Company shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral owned by it against all persons and to defend the Security Interest of the Agent in such Collateral, and the priority thereof, against any adverse lien of any nature whatsoever (other than Permitted Liens).

(c) Maintenance. Except as otherwise provided herein, Company shall at all times and at its own expense maintain and keep, or cause to be maintained and kept, the Collateral. Company shall perform all acts and execute all documents reasonably requested by the Agent at any time to evidence, perfect, maintain, record and enforce the Secured Party’s interest in the Collateral or otherwise in furtherance of the provisions of this Agreement, and Company hereby authorizes the Agent to execute and file one or more financing statements (and similar documents) or copies thereof or of this Agreement with respect to the Collateral signed only by the Agent.

(d) Secured Party’s Right to Take Action. If, after fifteen (15) days written notice from Secured Party, Company fails to perform or observe any of its covenants or agreements set forth in this Section 5 or if Company notifies Secured Party that it intends to abandon all or any part of the Collateral, Secured Party may (but need not) perform or observe such covenant or agreement or take steps to prevent such intended abandonment on behalf and in the name, place, and stead of Company (or, in the case of intended abandonment, in Secured Party’s own name) and may (but need not) take any and all other actions that Secured Party may reasonably deem necessary to cure or correct such failure or prevent such intended abandonment.

(e) Costs and Expenses. Except to the extent that the effect of such payment would be to render any loan or forbearance of money usurious or otherwise illegal under any applicable law, Company shall pay Secured Party on demand the amount of all reasonable moneys expended and all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Secured Party in connection with or as a result of Secured Party’s taking action under subsection 5(d), except for intended abandonment of the Collateral by Company, or exercising its rights under Section 7.

(f) Use and Disposition of Collateral. Company shall not make or permit to be made any assignment, pledge or hypothecation of the Collateral other than Permitted Liens, or grant any security interest in the Collateral except for the Security Interest and Permitted Liens. Company shall not make or permit to be made any transfer of any Collateral, except in the ordinary course of business, and Company shall remain at all times in possession of the Collateral owned by it other than transfers to the Secured Party pursuant to the provisions hereof and except as otherwise provided in this Agreement. The Agent shall have the right, as the true and lawful agent of the Company, with power of substitution for the Company and in the Company's name, the Agent's name or otherwise, for the use and benefit of the Secured Party and solely as and to the extent required to effect the terms of this Agreement, (i) to endorse the Company’s name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment with respect to the Collateral that may come into its possession; (ii) to sign the name of the Company on any invoice relating to any of the Collateral and (iii) upon the occurrence and during the continuance of an event of default under this Agreement or under the Convertible Notes, (A) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences or instruments of payment relating to the Collateral or any part thereof, and Company hereby waives notice of presentment, protest and non-payment of any instrument so endorsed, (B) to demand, collect, receive payment of, give receipt for, extend the time of payment of and give discharges and releases of all or any of the Collateral and/or release the obligor thereon, (C) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral, (D) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to or pertaining to all or any of the Collateral, and (H) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Secured Party was the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Secured Party or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Secured Party or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of Company or to any claim or action against the Secured Party in the absence of the gross negligence or willful misconduct of the Secured Party; and provided further that, the Agent shall at all times act reasonably and in good faith. It is understood and agreed that the appointment of the Agent as the agent of the Company for the purposes set forth above in this Section 5(f) is coupled with an interest and is irrevocable. The provisions of this Section 5(f) shall in no event relieve Company of any of its obligations hereunder with respect to the Collateral or any part thereof (other than obligations which are impaired as a result of actions taken by the Agent pursuant to this Section 5(f)) or impose any obligation on the Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise. Secured Party shall provide advance written notice to the Company at least ten days prior to taking any action hereunder; provided, however, that if in the Agent’s good faith determination such notice could not be provided within such time period, advance notice shall be provided as soon as practicable prior to the taking of such action.

(g) Further Assurances. Company agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request for the assuring and preserving of the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent. Company agrees to notify promptly the Agent of any change in its corporate name or in the location of its chief executive office, its chief place of business or the office where it keeps its records.

6. Events of Default. Each of the following occurrences shall constitute an event of default under this Agreement (herein called “Event of Default”):

(a) an Event of Default under the Convertible Notes shall occur (subject to any cure period provided for in the Convertible Notes); or

(b) Company shall fail promptly to observe or perform any covenant or agreement herein binding on it or shall fail to satisfy any Obligations to the Secured Party in accordance with the terms of the Convertible Notes, if applicable, which failure is not cured within fifteen (15) days; or

(c) there is any levy, seizure, or attachment of all or any material portion of the Collateral, other than as set forth in this Agreement; or

(d) any of the representations or warranties contained in Section 4 or in the Purchase Agreement shall prove to have been incorrect in any material respect when made.

7. Remedies. Upon the occurrence of an Event of Default and at any time thereafter, Agent may, at its option and on behalf of the Secured Party, take any or all of the following actions:

(a) exercise any or all remedies available under this Agreement including, without limitation, any and all rights afforded to a secured party under, and subject to its obligations contained in, the Uniform Commercial Code as in effect in any state or other applicable law; or

(b) sell, assign, transfer, pledge, encumber, or otherwise dispose of the Collateral; or

(c) incur reasonable expenses, including attorneys' fees at the regular hourly rates of Secured Party's counsel from time to time in effect, reasonable legal expenses and costs for the exercise of any right or power under this Security Agreement, which expenses are secured by this Security Agreement.

Any disposition of Collateral by Agent shall be subject to the mandatory requirements of applicable law and subject to the requirement that Agent act reasonably and in good faith. Subject to such conditions, Agent may sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Company, and Company hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which Company now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Agent shall give the Company ten (10) days' written notice (which Company agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code) of the Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot, as an entirety or in separate parcels, as the Agent may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but the Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 7, any Purchaser may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay or appraisal on the part of Company (all said rights being also hereby waived and released to the extent permitted by law), with respect to the Collateral or any part thereof offered for sale and any such Purchaser may make payment on account thereof by using any claim then due and payable to any such Purchaser from Company as a credit against the purchase price, and any such Purchaser may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Company therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale and purchase pursuant to such agreement, and Company shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement all events of default shall have been remedied and the Secured Obligations paid in full. Company shall remain liable for any deficiency. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court appointed receiver.

8. Designation of Agent; Indemnity.

(a) The Purchasers hereby irrevocably designate Axiom (and its successors and assigns) as their agent and Axiom hereby accepts such designation, in order to execute any and all instruments or other documents on behalf of the Purchasers and to do any and all other acts or things on behalf of the Purchasers that Axiom (or its successors or assigns) in its sole discretion deems necessary or advisable or that may be required pursuant to this Agreement or otherwise, to exercise Secured Party’s rights and remedies under this Agreement. None of the Purchasers may take any action or exercise any rights under this Agreement except through Axiom as their agent. Company hereby appoints the Agent the attorney-in-fact of Company solely for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Agent may reasonably deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable so long as this Agreement and the Security Interest have not been terminated and coupled with an interest. Notwithstanding anything to the contrary set forth herein, this Agreement may be waived, modified, amended, terminated or discharged only pursuant to Section 11 hereof.

(b) Axiom, as agent, shall have no duties or responsibilities whatsoever with respect to the Collateral except as are specifically set forth herein. Axiom, in its capacity as agent for the Purchasers, shall neither be responsible for or under, nor chargeable with knowledge of the terms and conditions of, any other agreement, instrument or document in connection herewith. Axiom may conclusively rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any written notice, instrument, request, consent, certificate, document, letter, telegram, opinion, order, resolution or other writing hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document. Axiom shall have no responsibility for the contents of any such writing contemplated herein and may rely without any liability upon the contents thereof.

(c) Axiom, in its capacity as agent for the Purchasers, shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or with the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of Axiom’s own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except for its own willful misconduct or gross negligence.

(d) Each of the Purchasers (each, an “Indemnifying Parties”) agrees to indemnify Axiom, in its capacity as agent for the Purchasers, and its employees, directors, officers and agents and hold each harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and each Indemnifying Party agrees to indemnify Axiom, in its capacity as agent for the Purchasers, and hold it harmless against any claims, costs, payments, and expenses (including the reasonable fees and expenses of counsel) and all liabilities incurred by it in connection with the performance of its duties hereunder, except in the case for claims, costs, payments, and expenses (including the reasonable fees and expenses of counsel) and liabilities incurred by Axiom resulting from its own willful misconduct or gross negligence.

9. Application of Proceeds. The proceeds of any collection or sale of Collateral, as well as any Collateral consisting of cash, shall be applied by the Agent as follows:

FIRST, to the payment of all reasonable costs and expenses incurred by the Agent in connection with such collection or sale or otherwise in connection with this Agreement or any of the Secured Obligations, including, but not limited to, all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Agent hereunder on behalf of the Company and any other reasonable costs or expenses incurred in connection with the exercise of any right or remedy hereunder;

SECOND, pro rata to the payment in full of the Obligations outstanding (pro rata as among the Purchasers in accordance with the outstanding Obligations held by them);

THIRD, to the Company or Celsia UK, as the case may be, its successors and assigns, or as a court of competent jurisdiction may otherwise direct.

10. Security Interest Absolute. All rights of the Agent hereunder, the Security Interest, and all obligations of the Company hereunder, shall be absolute and unconditional irrespective of (i) any partial invalidity or unenforceability of any Obligations, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or consent to any departure from the Convertible Notes or any other agreement or instrument, (iii) any exchange, release or nonperfection of any other Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Secured Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of the Company in respect of the Secured Obligations or in respect of this Agreement.

11. Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by the Company and the Required Majority; provided, however, that Schedule 1 hereto shall be revised by the Company from time to time to reflect additional Purchasers as parties to this Agreement without the written consent of any other party to this Agreement. A waiver signed by Secured Party shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any of Secured Party’s rights or remedies. All rights and remedies of Secured Party shall be cumulative and may be exercised singularly or concurrently, at Secured Party’s option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. Secured Party shall not be obligated to preserve any rights Company may have against prior parties, to realize on the Collateral at all or in any particular manner or order, or to apply any cash proceeds of the Collateral in any particular order of application. This Agreement shall be binding upon and inure to the benefit of Company and Secured Party and their respective participants, successors, and permitted assigns and shall take effect when signed by Company and Secured Party, and Company waives notice of Secured Party’s acceptance hereof; provided, however, that the Secured Party’s rights hereunder may not be transferred or assigned to any third party without the prior written consent of Company. This Agreement shall be governed by the internal law of the State of New York without regard to conflicts of law provisions. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York or of the United States of America sitting in New York County, and, by execution and delivery of this Agreement, the parties hereto hereby accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby. All representations and warranties contained in this Agreement shall survive until the indefeasable payment of the Secured Obligations or termination of this Agreement.

12. Waiver of Jury Trial: EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT COMPANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY ENTERING INTO THIS AGREEMENT.

13. Termination. This Agreement and the Security Interest shall terminate when all the Secured Obligations have been fully and indefeasibly paid in full or upon the consummation of a Qualified Debenture Financing, at which time the Agent shall execute and deliver to the Company all Uniform Commercial Code termination statements and similar documents which the Company shall reasonably request to evidence such termination; provided, however, that all indemnification obligations of the parties contained in this Agreement shall survive, and remain operative and in full force and effect regardless of, the termination of this Agreement for a period of six (6) months following the termination of this Agreement.

14. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement (“Notices”) shall be given in accordance with Section 5.7 of the Purchase Agreements; provided, however, that all Notices to Celsia UK shall be sent to the Company and Agent shall be copied on all notices at Axiom Capital Management, Inc., 780 Third Avenue, 43rd Floor, New York, New York 10017, attn: Marcelo Martins, facsimile (212) 251-3888.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Security Agreement as of the date and year first written above.

SECURED PARTY AND AGENT: AXIOM CAPITAL MANAGEMENT, INC.

By:	/s/ Mark D. Martino
Name: Mark D. Martino Title: President

COMPANY: CELSIA TECHNOLOGIES, INC.

By:	/s/ Michael Karpheden
Name: Michael Karpheden Title: Chief Financial Officer

CELSIA UK: CELSIA TECHNOLOGIES UK LIMITED

By:	/s/ Michael Karpheden
Name: Michael Karpheden Title: Chief Financial Officer

COUNTERPART SIGNATURE PAGE
TO SECURITY AGREEMENT
DATED FEBRUARY __, 2007
AMONG CELSIA TECHNOLOGIES, INC.,
AXIOM CAPITAL MANAGEMENT, INC.
AND
THE PURCHASERS IDENTIFIED THEREIN

The undersigned hereby executes and delivers the Security Agreement to which this Signature Page is attached, which, together with all counterparts of the Security Agreement and Signature Pages of the Company, Agent, and other “Purchasers” under the Security Agreement, shall constitute one and the same document in accordance with the terms of the Security Agreement.

PURCHASER:___________________________*
By:
Name:
Title:

* Executed by each Purchaser